Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

International Fibercom, Inc.
Phoenix, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statements on Form S-3 of our report dated March 17, 1999, relating to the audit of the consolidated financial statements of International Fibercom, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
August 27, 1999